Exhibit 99.5

National Integrity Life Insurance Company A member of Western & Southern Financial Group

Individual Variable Annuity Application Form

☐ AnnuiChoice® ☐ Pinnacle

MAILING INSTRUCTIONS

REGULAR MAIL: National Integrity Life Insurance Company, PO Box 5720, Cincinnati, OH 45201-5720
EXPRESS MAIL: National Integrity Life Insurance Company, 400 Broadway, MS 74, Cincinnati, OH 45202-3341

ANNUITANT INFORMATION (Required)

Annuitant — The Annuitant is the individual for whom the contract’s life is based. The Annuitant is also the Owner unless indicated otherwise below.

Name (first, middle, last)		Phone Number	Social Security Number

Physical Address (No P.O. Boxes)		City	State	Zip Code

Mailing Address ☐ Same as Physical Address		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Email Address	Relationship to Owner

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

Contingent Annuitant — The Contingent Annuitant becomes the new Annuitant if the original Annuitant dies (nonqualified contracts only). Naming a Contingent Annuitant will prevent payment of the Death Benefit on death of the Annuitant and if the Owner and Annuitant are the same, the surrender value will be paid instead. A Contingent Annuitant will have no effect if you elect the Guaranteed Lifetime Withdrawal Benefit (GLWB) rider on the contract, as long as the rider is in effect.

Contingent Annuitant Name (first, middle, last)		Phone Number	Social Security Number

Address (No P.O. Boxes)		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Relationship to Owner

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

OWNER INFORMATION (Required if different from Annuitant)

Owner — The Owner controls the contract. If the Owner and Annuitant are different, different rules apply at the death of the Owner. To ensure spousal continuation and receive an enhanced death benefit (if applicable) and withdrawal charge waiver: (1) the Owner/Annuitant must be the same person, (2) the Owner’s spouse must be the Owner’s sole beneficiary AND Annuitant’s sole beneficiary (3) no Contingent Annuitant can be named, and (4) no Joint Owner can be named. The Owner and Annuitant must be the same if the GLWB rider is elected, or if this is a qualified contract.

If the Owner is a non-natural person, such as a trust or corporation, complete the Entity Ownership Certificate and designate the Owner as the Owner’s and Annuitant’s beneficiary.

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Physical Address (No P.O. Boxes)		City	State	Zip Code

Mailing Address ☐ Same as Physical Address		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Email Address

Country of Citizenship		If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

Joint Owner — The Joint Owner shares ownership rights with the Owner. Death distribution rules apply at first to die. The Joint Owner is not the Owner’s beneficiary unless named as Owner’s Beneficiary. Not available if GLWB rider is elected.

Joint Owner Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address (No P.O. Boxes)		City	State	Zip Code

Gender: ☐ Male ☐ Female	Date of Birth	Relationship to Owner

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

BENEFICIARY INFORMATION (Required)

Annuitant’s Beneficiary — The Annuitant’s Beneficiary receives the death benefit if the Annuitant dies. The death benefit goes to the Annuitant’s estate if an Annuitant’s Beneficiary is not named here. Annuitant Beneficiaries will share the death benefit equally, unless otherwise specified. Annuitant Beneficiaries without specified percentages will share the balance of the death benefit equally. Percentages must be whole numbers, and must total 100%. If you do not elect a Beneficiary Type, the Beneficiary Type will be considered Primary.

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Annuitant	Percentage (%)

☐ Primary ☐ Contingent

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Annuitant	Percentage (%)

☐ Primary ☐ Contingent

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Annuitant	Percentage (%)

☐ Primary ☐ Contingent

BENEFICIARY INFORMATION (Continued)

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Annuitant	Percentage (%)

☐ Primary ☐ Contingent

Owner’s Beneficiary — If the Owner is not the Annuitant, the Owner’s Beneficiary takes ownership of the contract if the Owner dies and will be required to take a payout. Ownership of the contract (and the required distribution of the contract’s surrender value) will go to the Owner’s estate if a beneficiary is not named here.

Name (first, middle, last)		Phone Number	Social Security Number/TIN

Address		City	State	Zip Code

Beneficiary Type:	Date of Birth	Relationship to Annuitant	Percentage (%)

☐ Primary ☐ Contingent

TRANSFER OR REPLACEMENT INFORMATION (Required)

Do you currently have an existing annuity contract or life insurance policy? ☐ Yes ☐ No

Does the purchase of this annuity change or replace any existing annuity contract or life insurance policy? ☐ Yes ☐ No

CONTRACT TAX QUALIFICATION AND PREMIUM INFORMATION (Required)

How do you want Integrity to issue this contract?

☐ Non-Qualified ☐ Traditional IRA ☐ Roth IRA ☐ SEP IRA ☐ Funding Qualified Plan (IRC Section 401)

If Funding Qualified Plan (IRC Section 401) was selected, select one: ☐ 401(k) ☐ Pension ☐ Profit Sharing

Estimated Total Premium Amount $

Payment Type (Check all that apply)

☐ Qualified Transfer
(A Transfer is a direct transfer from a qualified plan to another qualified plan or an IRA to another IRA.)

☐ Rollover
(A Rollover is a withdrawal of funds from a qualified plan or IRA by the participant/owner and the reinvestment of those funds within 60 days into another qualified plan or IRA.)

☐ Full 1035 Exchange (Non-Qualified Annuity to Annuity Exchange) ☐ Partial 1035 Exchange (Non-Qualified Partial Annuity to Annuity Exchange)

☐ Non-Qualified Premium/Transfer
(Non- 1035 Exchanges)

☐ Contribution — If not indicated, defaults to current tax year.

$                               for Current Tax Year

(Qualified Plans only)

$                               for Previous Tax Year

(Qualified Plans only, except SEP IRAs.)

Payment Source — Make checks payable to National Integrity Life Insurance Company.

☐ Check ☐ Wire/Clearinghouse ☐ 1035 Exchange/Non-Qualified Transfer(1) ☐ Qualified Transfer/Rollover(2)

(1) Complete the IRC Section 1035 Exchange/Assignment or Nonqualified Transfer form.

(2) Complete the Authorization for Rollover or Transfer of Tax Qualified Funds form.

If a Wire Transfer is used to fund this contract, the following information is required: The account belongs to the owner/applicant and the money is being transferred from                   (name of Financial Institution) and originated  from                  (state/country)

ASSET ALLOCATION MODELS

If you wish to allocate your contract according to one of the Ibbotson Asset Allocation models, select the model below:

☐ Portfolio 1: Moderate-Conservative	☐ Portfolio 4: Moderate with Alternative Investments
☐ Portfolio 2: Balanced	☐ Portfolio 5: Moderate-Aggressive
☐ Portfolio 3: Moderate	☐ Portfolio 6: Moderate-Aggressive with Alternative Investments

Investment Option	Portfolio 1	Portfolio 2	Portfolio 3	Portfolio 4	Portfolio 5	Portfolio 6
Columbia VP Small Cap Value		2%	4%	2%	4%	4%
Fidelity VIP Contrafund®	9%	9%	9%	9%	13%	9%
Fidelity VIP Index 500	9%	7%	6%	6%	6%	4%
Fidelity VIP Investment Grade Bond	15%	14%	12%	12%	10%	10%
FT Franklin Mutual Shares VIP	10%	11%	11%	11%	13%	11%
FT Templeton Foreign VIP		4%	7%	5%	7%	7%
Guggenheim VT Global Managed Futures Strategy				2%		3%
Invesco V.I. American Value	3%	4%	4%	4%	5%	5%
Invesco V.I. Comstock	6%	6%	7%	7%	8%	8%
Invesco V.I. International Growth		2%	5%	3%	5%	5%
Morgan Stanley UIF US Real Estate				3%		4%
PIMCO VIT CommodityRealReturn® Strategy				3%		3%
PIMCO VIT Total Return	45%	36%	28%	28%	20%	20%
Touchstone VST Baron Small Cap Growth		2%	4%	2%	4%	4%
Touchstone VST Large Cap Core Equity	3%	3%	3%	3%	5%	3%
Total	100%	100%	100%	100%	100%	100%

© 2014 Ibbotson Associates, Inc. Used with permission. All Rights Reserved. Ibbotson is a registered investment advisory and wholly owned subsidiary of Morningstar, Inc.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB)

This benefit is not available for all issue ages. Transfer and partial withdrawal restrictions apply. I would like to add the following GLWB to my annuity contract (choose one)

☐ Individual Rider — based on the Owner/Annuitant only

☐ Spousal Rider — based on Owner/Annuitant and Spousal Annuitant (fill out information below)

Spousal Annuitant — The Spousal Annuitant is the spouse of the primary annuitant and is a measuring life covered under the rider. (Required if Spousal Rider is elected)

Name (first, middle, last)		Phone Number	Social Security Number

Address	☐ Same as Owner	City	State	Zip Code

Gender: ☐ Male ☐ Female		Date of Birth

Country of Citizenship	If you are not a United States citizen, are you a permanent resident? ☐ Yes ☐ No If Yes, for how long?

If the GLWB is elected all funds must be 100% allocated to the following investment strategies. Only one of the strategies below may be in place at any time. Any change between strategies or within a strategy will initiate a 90 calendar day waiting period (including from contract issue). Allocations within a strategy apply to current and future allocations as well as quarterly asset rebalancing. Withdrawals will be taken pro-rata across all funds. No fund specific withdrawals are allowed.

Please use whole percentage numbers.

☐ Strategy 1:	Fidelity VIP Freedom 2015 (0%–100%)%
Lifecycle Funds	Fidelity VIP Freedom 2020 (0%–100%)%
Fidelity VIP Freedom 2025 (0%–100%)%
or

☐ Strategy 2:	American Funds I.S. Managed Risk Asset Allocation Fund (0%–100%)%
Managed Risk	Fidelity VIP Target Volatility Portfolio (0%–100%)%
TOPS® Managed Risk Moderate Growth ETF Portfolio (0%–100%)%
or

☐ Strategy 3: Self Style Funds	You must stay within the specified percentages within each option. The total of all options must equal 100%.

(see Page 6)	☐ Allocate per the Asset Allocation Model on Page 4 and skip to Page 8.

GUARANTEED LIFETIME WITHDRAWAL BENEFIT (GLWB) (Continued)

FUND ALLOCATION: STRATEGY 3 ONLY

Fixed Income 30%–60% of Total (must allocate at least 30% but no more than 60%)

Fidelity VIP Investment Grade Bond	%	Touchstone VST Active Bond	%
PIMCO VIT Total Return	%			%

Core Equity 40%–70% of Total (must allocate at least 40% but no more than 70%)				+

American Funds I.S. Growth-Income	%	FT Franklin Large Cap Growth VIP Fund	%
American Funds I.S. Managed Risk Asset	%	FT Franklin Mutual Shares VIP Fund	%
Allocation Fund		Invesco V.I. American Value	%
BlackRock Capital Appreciation V.I.	%	Invesco V.I. Comstock	%
Fidelity VIP Asset Manager	%	TOPS® Managed Risk Moderate Growth	%
Fidelity VIP Balanced	%	ETF Portfolio(1)
Fidelity VIP Contrafund®	%	Touchstone VST Aggressive ETF Fund	%	%
Fidelity VIP Equity — Income	%	Touchstone VST Conservative ETF Fund	%
Fidelity VIP Growth	%	Touchstone VST Large Cap Core Equity	%
Fidelity VIP Index 500%		Touchstone VST Moderate ETF Fund	%
Fidelity VIP Target Volatility Portfolio	%
FT Franklin Growth and Income VIP Fund	%

Non-Core Equity & International 0%–20% of Total (maximum 20% allocation)				+

Non-Core Equity		International
American Funds I.S. Growth	%	American Funds I.S. Global Growth	%
Columbia VP Mid Cap Value Opportunity	%	American Funds I.S. New World	%
Columbia VP Small Cap Value	%	BlackRock Global Allocation V.I.	%
DWS Small Cap Index VIP	%	Fidelity VIP Overseas	%
Fidelity VIP Disciplined Small Cap	%	FT Templeton Foreign VIP Fund	%
Fidelity VIP Mid Cap	%	FT Templeton Global Bond VIP Fund	%	%
FT Franklin Small Cap Value VIP Fund	%	FT Templeton Growth VIP Fund	%
Invesco V.I. American Franchise	%	Invesco V.I. International Growth	%
Touchstone VST Baron Small Cap Growth	%	Morgan Stanley UIF Emerging Markets Debt	%
Touchstone VST Mid Cap Growth	%	Morgan Stanley UIF Emerging Markets	%
Touchstone VST Third Avenue Value	%	Equity

Alternative, High Yield & Short Duration 0%–10% of Total (maximum 10% allocation)				+

Alternative		High Yield
Guggenheim VT Global Managed Futures Strategy	%	Fidelity VIP High Income FT Franklin Income VIP Fund	% %
Guggenheim VT Long Short Equity	%	Touchstone VST High Yield	%
Morgan Stanley UIF U.S. Real Estate	%	Short Duration		%
PIMCO VIT All Asset	%	PIMCO VIT Low Duration	%
PIMCO VIT CommodityRealReturn®	%	PIMCO VIT Real Return	%
Strategy		Touchstone VST Money Market	%
PIMCO VIT Long-Term U.S. Government	%

=100%

(1) A series of Northern Lights Variable Trust

FUND ALLOCATION (Do not complete if Guaranteed Lifetime Withdrawal Benefit (GLWB) was elected)

ALLOCATION OPTIONS Please use whole percentage numbers.

Please indicate how you would like your premium(s) invested in the Initial columns. If you would like any portion of your premium(s) allocated to a Systematic Transfer Option (STO), provide allocations in the Initial and STO columns.

Systematic Transfer Options	Initial %	STO%		Initial %	STO%
☐ Allocate from the STO into the Asset Allocation model chosen on Page 4.
6 Month Monthly only	%
12 Month ☐ Monthly or ☐ Quarterly	%

American Funds Insurance Series			Invesco Variable Insurance Funds
Global Growth	%	%	American Franchise	%	%
Growth	%	%	American Value	%	%
Growth-Income	%	%	Comstock	%	%
Managed Risk Asset Allocation Fund	%	%	International Growth	%	%
New World	%	%		%	%
Morgan Stanley UIF
BlackRock Variable Series Funds			Emerging Markets Debt	%	%
Capital Appreciation V.I.	%	%	Emerging Markets Equity	%	%
Global Allocation V.I.	%	%	U.S. Real Estate	%	%

Columbia Funds Variable Portfolios			Northern Lights Variable Trust
Mid Cap Value Opportunity	%	%	TOPS® Managed Risk Moderate
Small Cap Value	%	%	Growth ETF Portfolio	%	%

DWS Investment VIT Funds			PIMCO Variable Insurance Trust
Small Cap Index VIP	%	%	All Asset	%	%
			CommodityRealReturn® Strategy	%	%
Fidelity® VIP Trust			Long-Term U.S. Government	%	%
Asset Manager	%	%	Low Duration	%	%
Balanced	%	%	Real Return	%	%
Contrafund®	%	%	Total Return	%	%
Disciplined Small Cap	%	%
Equity-Income	%	%	Rydex Variable Trust
Freedom 2015%		%	Guggenheim VT Global Managed	%	%
Freedom 2020%		%	Futures Strategy
Freedom 2025%		%	Guggenheim VT Long Short Equity	%	%
Freedom 2030%		%
Growth	%	%	Touchstone® Variable Series Trust
High Income	%	%	Active Bond	%	%
Index 500%		%	Aggressive ETF Fund	%	%
Investment Grade Bond	%	%	Baron Small Cap Growth	%	%
Mid Cap	%	%	Conservative ETF Fund	%	%
Overseas	%	%	High Yield	%	%
Target Volatility Portfolio	%	%	Large Cap Core Equity	%	%
			Mid Cap Growth	%	%
Franklin Templeton VIP Trust			Moderate ETF Fund	%	%
Franklin Growth and Income VIP Fund	%	%	Money Market	%	%
Franklin Income VIP Fund	%	%	Third Avenue Value	%	%
Franklin Large Cap Growth VIP Fund	%	%
Franklin Mutual Shares VIP Fund	%	%	Guaranteed Rate Options(1) (GRO)
Franklin Small Cap Value VIP Fund	%	%	5-Year Guaranteed Rate Option	%	%
Templeton Foreign VIP Fund	%	%	7-Year Guaranteed Rate Option	%	%
Templeton Global Bond VIP Fund	%	%	10-Year Guaranteed Rate Option	%	%
Templeton Growth VIP Fund	%	%

The Initial and STO (if applicable) columns must each total 100%				100%	100%

(1) MVA Disclosure: The Guaranteed Rate Options (GROs) available under the contract are subject to a Market Value Adjustment (MVA), which may increase or decrease the available account value if funds are withdrawn during the guarantee period.

OPTIONAL DEATH BENEFIT OPTIONS (Not available for all issue ages)

☐ Highest Anniversary Death Benefit Rider (Ages 0-70) - Available in AnnuiChoice.

SPOUSAL CONSENT, DISCLOSURE, CERTIFICATION AND OWNER’S SIGNATURE (Required)

SPOUSAL CONSENT — Required for contracts where the owner resides in AZ, CA, ID, LA, NM, NV, TX, WA or WI, if the spouse is not named as the sole primary beneficiary on the contract.

If you are married and have designated any primary beneficiary(ies) other than your spouse, your spouse must consent by signing below. Please consult your tax advisor about the implications of this beneficiary designation.

I certify that I am the spouse of the named contract owner, and consent to my spouse designating the person(s) listed on previous pages as beneficiaries. I understand and acknowledge that as a result of this consent, I will not receive any benefits payable under this contract.

Spouse’s Name (printed)	Spouse’s Signature	Date

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Money allocated to the variable account options is subject to investment risk, including possible loss of the principal amount invested. The values attributable to the variable account options may increase or decrease and are not guaranteed.

Under penalties of perjury, I certify that: (1) the number shown on this form is my correct taxpayer identification number, and (2) that I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a US citizen or resident alien.

Note: You must cross out Item #2 of certification if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting of interest or dividends on your tax returns.

If the plan is being funded by transfer, rollover or conversion in the year, or any year after, the owner attains age 70 1/2, any minimum distribution requirement for the year of funding cannot be placed in this contract.

I have read the statements and answers in all parts of this application and state they are true and complete to the best of my knowledge and belief. I have received and read the prospectus for the product applied for. I also understand that the National Integrity Life Insurance Company will have no liability until the contract is issued and does not offer tax or legal advice.

Signed At: State

Owner’s Signature		Date

Joint Owner’s Signature (if applicable)		Date

Annuitant’s Signature (if different from Owner)		Date

SALES REPRESENTATIVE/LICENSED AGENT INFORMATION (Required) Options: ☐ I ☐ II ☐ III ☐ IV

Does the applicant now have life insurance policies or annuity contracts with any company? ☐ Yes ☐ No

Will any existing insurance or annuity be replaced or changed (or has it been), assuming the contract applied for will be issued? ☐ Yes ☐ No

By the signature below, I certify that I have asked and recorded completely and accurately the answers to all questions on this application. I know of nothing affecting the risk that has not been recorded herein. I also certify that prior to signing this application, I delivered to the applicant the product prospectus, any proposal, outline of coverage, buyer’s guide, comparison and/or disclosure statement required by federal or state law to be delivered at the time of application.

Primary Representative

Name-First, Middle, Last (Print)	Branch Address	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Sales Representative/Licensed Agent’s Signature	Agent License ID Number	Percentage %	Date

Secondary Representative — if applicable
Name-First, Middle, Last (Print)	Branch Address	Agent ID Number

Firm Name	Fax Number	Email Address

Branch Address	City	State	Zip Code

Sales Representative/Licensed Agent’s Signature	Agent License ID Number	Percentage %	Date

Mail Contracts to: ☐ Sales Representative/Licensed Agent	☐ Owner

(Contracts mailed to sales representative/licensed agent must be delivered within five days of receipt.)